Exhibit 24(a)





             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 5, 1993, included or incorporated by reference in International Paper Company's Form 10-K for the year ended December 31, 1992, and to all references to our Firm included in this registration statement.

                                        ARTHUR ANDERSEN & CO.

  New York, New York,
  January 31, 1994.